SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K
                               ------------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2004
                               ------------------

                         URSTADT BIDDLE PROPERTIES INC.
               (Exact Name of Registrant as Specified in Charter)
                               ------------------

    STATE OF MARYLAND                    1-12803                 04-2458042
(State or Other Jurisdiction      (Commission File Number)   (I.R.S. Employer
   of Incorporation)                                        Identification No.)


    321 Railroad Avenue, Greenwich, CT                               06830
  (Address of Principal Executive Offices)                       (Zip Code)
                                 (203) 863-8200
              (Registrant's telephone number, including area code)

          (Former Name or Former address, if Changed Since Last Report)
                               ------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events



     Urstadt Biddle Properties Inc. (Registrant) disclosed in its Form 10-Q filed on September 10, 2004 the amendment of a contract to purchase a shopping center for approximately $50 million. The Registrant has terminated the contract as a result of the seller's inability to satisfy certain required conditions contained in the contract. The Registrant and the seller have no further contractual obligations to each other. The
     Registrant and the seller continue to have discussions regarding the purchase of the property. There can be no assurance that these discussions will result in a new contract or in the acquisition of the property.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 8, 2004                       URSTADT BIDDLE PROPERTIES INC.
                                             (Registrant)

                                             By:      /s/ James R. Moore
                                             -----------------------------

                                             Name: James R. Moore
                                             Title:   Executive Vice President
                                                     & Chief Financial Officer